Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S 8 (Nos. 333-257792, 333-233070, 333-202455, 333-180324, 333-167533, 333-159211, 333-149281, 333 141660, 333-133332, 333-112728, 333-109809, and 333-102509) of PDF Solutions, Inc. of our reports dated February 27, 2024 relating to the consolidated financial statements and internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

February 27, 2024